Exhibit 10.8

IonQ, Inc.
RSU Award Grant Notice
(2021 Equity Incentive Plan)

IonQ, Inc. (the “Company”) has awarded to you (the “Participant”) the number of restricted stock units specified and on the terms set forth below in consideration of your services (the “RSU Award”). Your RSU Award is subject to all of the terms and conditions as set forth herein and in the IonQ, Inc. 2021 Equity Incentive Plan (the “Plan”) and the Award Agreement, including any appendices attached thereto (the “Award Agreement”), which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the Award Agreement shall have the meanings set forth in the Plan or the Award Agreement.

Participant:
Date of Grant:
Number of Restricted Stock Units:

The vesting schedule will be as follows:

Shares	Vest Date

Notwithstanding the foregoing, vesting shall terminate upon the Participant’s termination of Continuous Service.

Issuance Schedule: One share of Common Stock will be issued at the time set forth in Section 5 of the Award Agreement for each restricted stock unit which vests.

Participant

Acknowledgements: By the Participant’s signature below or by electronic acceptance or authentication in a form authorized by the Company, the Participant understands and agrees that:

•
The RSU Award is governed by this Restricted Stock Unit Grant Notice, and the provisions of the Plan and the Award Agreement, all of which are made a part of this document. Unless otherwise provided in the Plan, this Restricted Stock Unit Grant Notice and the Award Agreement (together, the “Agreement”) may not be modified, amended or revised except in a writing signed by the Participant and a duly authorized officer of the Company.
•
To the fullest extent permitted under the Plan and applicable law, any Withholding Taxes (as defined in the Award Agreement) applicable to the RSU Award will be satisfied through the sale of a number of the shares of Common Stock issuable in settlement of the RSU Award as determined in accordance with Section 4 of the Award Agreement and the remittance of the cash proceeds to the Company. Under the Agreement, the Company or, if different, the Participant’s employer is authorized and directed by the Participant to make payment from the cash proceeds of this sale directly to the appropriate tax or social security authorities in an amount equal to the taxes required to be remitted. The Participant acknowledges and agrees that, as a result of the Participant’s authorization, the Company will have the authority to administer the Mandatory Sell to Cover (as defined in the Award Agreement) in connection with the Participant’s receipt of this RSU Award.

•
You acknowledge that you are familiar with and agree to continued compliance with the mutual promises and covenants contained in the Employee Confidential Information, Inventions, Non-Solicitation and Non-Competition Agreement that you were required, as a condition of your employment by the Company, to execute.
•
The Agreement sets forth the entire understanding between the Participant and the Company regarding the acquisition of Common Stock and supersedes all prior oral and written agreements, promises and/or representations on that subject with the exception of (i) other equity awards previously granted to you, and (ii) any written employment agreement, offer letter, severance agreement, written severance plan or policy, or other written agreement between the Company and you in each case that specifies the terms that should govern this RSU Award.

By accepting this RSU Award, the Participant acknowledges having received and read the Restricted Stock Unit Grant Notice, the Award Agreement and the Plan and agrees to all of the terms and conditions set forth in these documents. The Participant consents to receive Plan and related documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

IonQ, Inc.:	Participant:
By: __________________________________ Signature	By: __________________________________ Signature
Title: President & CEO	Date: __________________________________

Attachments: Award Agreement, 2021 Equity Incentive Plan

Attachment I

IONq, Inc.
Award Agreement

(2021 Equity Incentive Plan)

As reflected by your RSU Award Grant Notice (“Grant Notice”), IonQ, Inc. (the “Company”) has granted you a RSU Award under the IonQ, Inc. 2021 Equity Incentive Plan (the “Plan”) for the number of restricted stock units as indicated in your Grant Notice (the “RSU Award”). The terms of your RSU Award as specified in this Award Agreement, including any appendices attached hereto, for your RSU Award (this “Award Agreement”) and the Grant Notice constitute your “Agreement.” Defined terms not explicitly defined in this Award Agreement but defined in the Grant Notice or the Plan shall have the same definitions as in the Grant Notice or Plan, as applicable.

The general terms applicable to your RSU Award are as follows:

1.
Governing Plan Document. Your RSU Award is subject to all the provisions of the Plan, including but not limited to the provisions in:
(a)
Section 6 of the Plan regarding the impact of a Capitalization Adjustment, dissolution, liquidation, or Corporate Transaction on your RSU Award;
(b)
Section 9(e) of the Plan regarding the Company’s retained rights to terminate your Continuous Service notwithstanding the grant of the RSU Award; and
(c)
Section 8 of the Plan regarding the tax consequences of your RSU Award.

Your RSU Award is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the Agreement and the provisions of the Plan, the provisions of the Plan shall control.

2.
Grant of the RSU Award. This RSU Award represents your right to be issued on a future date the number of shares of the Company’s Common Stock that is equal to the number of restricted stock units indicated in the Grant Notice as modified to reflect any Capitalization Adjustment and subject to your satisfaction of the vesting conditions set forth therein (the “Restricted Stock Units”). Any additional Restricted Stock Units that become subject to the RSU Award pursuant to Capitalization Adjustments as set forth in the Plan and the provisions of Section 3 below, if any, shall be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other Restricted Stock Units covered by your RSU Award.
3.
No Stockholder Rights. Unless and until such time as shares of Common Stock are issued in settlement of vested RSUs, you will have no ownership of the shares allocated to the RSUs and will have no right to vote such shares. You shall receive no benefit or adjustment to this RSU Award with respect to any cash dividend, stock dividend or other distribution that does not result from a Capitalization Adjustment; provided, however, that this sentence will not apply with respect to any shares of Common Stock that are delivered to you in connection with your RSU Award after such shares have been delivered to you.
4.
Withholding Obligation.
(a)
You acknowledge that, regardless of any action taken by the Company, or if different, the Affiliate employing or engaging you (the “Service Recipient”), the ultimate liability for all income tax (including U.S. federal, state, and local taxes and/or non-U.S. taxes), social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you (the “Tax-Related Items”) is and remains your responsibility and may exceed the amount, if any, actually withheld by the Company or the Service Recipient. You further acknowledge that the Company and/or the Service Recipient (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSU Award, including, but not limited to, the grant of the RSU Award, the vesting of the RSU Award, the issuance of shares of Common Stock in settlement of vesting of the RSU Award, the subsequent sale of any shares of Common Stock acquired pursuant to the RSU Award and the receipt of any dividends or dividend equivalent; and (ii) do not commit to and are under no obligation to reduce or eliminate your liability for Tax-Related Items. Further, if you become subject to taxation in more than one country, you acknowledge that the Company and/or the Service Recipient (or former Service Recipient, as applicable) may be required to withhold or account for Tax-Related Items in more than one country.
(b)
On or before the time you receive a distribution of the shares of Common Stock underlying your Restricted Stock Units, and at any other time as reasonably requested by the Company in accordance with applicable law, you agree to make adequate provision for any sums required to satisfy the withholding obligations of the Company, the Service Recipient or any Affiliate in connection with any Tax-Related Items that arise in connection with the RSU Award (the “Withholding Taxes”). The Company shall arrange a mandatory sale (on your behalf pursuant to your authorization under this section and without further consent) of the shares of Common Stock issued in settlement upon the vesting of your Restricted Stock Units in an amount necessary to satisfy the Withholding Taxes and shall satisfy the Withholding Taxes by withholding from the proceeds of such sale (the “Mandatory Sell to Cover”). You hereby acknowledge and agree that the Company shall have the authority to administer the Mandatory Sell to Cover arrangement in its sole discretion with a registered broker-dealer that is a member of the Financial Industry Regulatory Authority as the Company may select as the agent (the “Agent”) who will sell on the open market at the then prevailing market price(s), as soon as practicable on or after each date on which your Restricted Stock Units vest and the shares of Common Stock underlying such Restricted Stock Units are distributed, the number (rounded up to the next whole number) of the shares of Common Stock to be delivered to you in connection with the vesting and settlement of the Restricted Stock Units sufficient to generate proceeds to cover (i) the Withholding Taxes that you are required to pay pursuant to the Plan and this Agreement as a result of the vesting and settlement of the Restricted Stock Units and (ii) all applicable fees and commissions due to, or required to be collected by, the Agent with respect thereto any remaining funds shall be remitted to you.
(c)
If, for any reason, such Mandatory Sell to Cover does not result in sufficient proceeds to satisfy the Withholding Taxes, or if such Mandatory Sell to Cover is not permitted by applicable law, the Company or an Affiliate may, in its sole discretion, satisfy all or any portion of the Withholding Taxes relating to the RSU Award by any of the following means or by a combination of such means: (i) withholding from any compensation otherwise payable to you by the Company or the Service Recipient; (ii) causing you to tender a cash payment (which may be in the form of a check, electronic wire transfer or other method permitted by the Company); or (iii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to you in connection with your Restricted Stock Units with a fair market value (measured as of the date shares of Common Stock are issued to you) equal to the amount of such Withholding Taxes; provided, however, that shares of Common Stock shall not be withheld with a value exceeding the maximum amount of tax required to be withheld by applicable law (or such lesser amount as may be necessary to avoid classification of the RSU Award as a liability for financial accounting purposes); and to the extent necessary to qualify for an exemption from application of Section 16(b) of the Exchange Act, if applicable, such share withholding procedure will be subject to the express prior approval of the Board or Compensation Committee of the Board.
(d)
Unless the tax withholding obligations of the Company and/or any Affiliate with respect to the Tax-Related Items are satisfied, the Company shall have no obligation to deliver to you any Common Stock.
(e)
In the event the Company’s obligation to withhold arises prior to the delivery to you of Common Stock or it is determined after the delivery of Common Stock to you that the amount of the Tax-Related Items was greater than the amount withheld by the Company or your Service Recipient, you agree to indemnify and hold the Company and your Service Recipient harmless from any failure by the Company or your Service Recipient to withhold the proper amount.
(f)
You acknowledge and agree that, as a result of your authorization under this section and without further consent, the Company will have the authority to administer the Mandatory Sell to Cover pursuant to the terms of the RSU Award.

(g)
The Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts, or other applicable withholding rates, including maximum applicable rates in your jurisdiction(s). If the maximum rate is used, any over-withheld amount may be refunded to you in cash by the Company or Service Recipient (with no entitlement to the equivalent in shares of Common Stock), or if not refunded, you may seek a refund from the local tax authorities. You must pay to the Company and/or the Service Recipient any amount of Tax-Related Items that the Company and/or the Service Recipient may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by the means previously described.
5.
Date of Issuance.
(a)
The issuance of shares of Common Stock in respect of the Restricted Stock Units is intended to comply with Treasury Regulations Section 1.409A-1(b)(4) and will be construed and administered in such a manner. Subject to the satisfaction of the Tax-Related Items set forth in Section 4 of this Award Agreement, in the event one or more Restricted Stock Units vests, the Company shall issue to you one (1) share of Common Stock for each Restricted Stock Unit that vests on the applicable vesting date(s) (subject to any different provisions in the Grant Notice). Each issuance date determined by this paragraph is referred to as an “Original Issuance Date.”
(b)
Notwithstanding the foregoing, if (i) selling shares of the Common Stock in the public market on the Original Issuance Date to satisfy your tax withholding obligation in accordance with Section 4 of this Award Agreement is prohibited for any reason, and (ii) the Company elects not to instead satisfy its tax withholding obligations by withholding shares of Common Stock from your distribution, then such shares of Common Stock shall not be delivered on such Original Issuance Date and shall instead be delivered to you on the earliest of: (1) the first date that you are not prohibited from selling shares of the Common Stock in the open market, or (2) such earlier date that the Company elects to satisfy its tax withholding obligation by withholding shares of Common Stock from your distribution; provided, however, that notwithstanding the foregoing, in no event will the shares of Common Stock be delivered to you any later than: (A) December 31 of the calendar year in which the Original Issuance Date occurs (that is, the last day of your taxable year in which the Original Issuance Date occurs), or (B) if and only if permitted in a manner that complies with Treasury Regulations Section 1.409A-1(b)(4), no later than the date that is the 15th day of the third calendar month of the applicable year following the year in which the shares of Common Stock under this Award are no longer subject to a “substantial risk of forfeiture” within the meaning of Treasury Regulations Section 1.409A-1(d).
(c)
In addition and notwithstanding the foregoing, no shares of Common Stock issuable to you under this Section 5 as a result of the vesting of one or more Restricted Stock Units will be delivered to you until any filings that may be required pursuant to the Hart-Scott-Rodino (“HSR”) Act in connection with the issuance of such shares of Common Stock have been filed and any required waiting period under the HSR Act has expired or been terminated (any such filings and/or waiting period required pursuant to HSR, the “HSR Requirements”). If the HSR Requirements apply to the issuance of any shares of Common Stock issuable to you under this Section 5 upon vesting of one or more Restricted Stock Units, such shares of Common Stock will not be issued on the Original Issuance Date and will instead be issued on the first business day on or following the date when all such HSR Requirements are satisfied and when you are permitted to sell shares of Common Stock on an established stock exchange or stock market, as determined by the Company in accordance with the Company’s then-effective policy on trading in Company securities. Notwithstanding the foregoing, the issuance date for any shares of Common Stock delayed under this Section 5(c) shall in no event be later than December 31 of the calendar year in which the Original Issuance Date occurs (that is, the last day of your taxable year in which the Original Issuance Date occurs), unless a later issuance date is permitted without incurring adverse tax consequences under Section 409A of the Code or other applicable law.
(d)
The form of delivery (e.g., a stock certificate or electronic entry evidencing such shares of Common Stock) shall be determined by the Company.
6.
Transferability. Except as otherwise provided in the Plan, your RSU Award is not transferable, except by will or by the applicable laws of descent and distribution.
7.
Corporate Transaction. Your RSU Award is subject to the terms of any agreement governing a Corporate Transaction involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on your behalf with respect to any escrow, indemnities and any contingent consideration.
8.
No Liability for Taxes. As a condition to accepting the RSU Award, you hereby (a) agree to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from the RSU Award or other Company compensation and (b) acknowledge that you were advised to consult with your own personal tax, financial and other legal advisors regarding the tax consequences of the RSU Award and have either done so or knowingly and voluntarily declined to do so.
9.
Country Addendum. To the extent that you provide services to the Company or its Subsidiaries or Affiliates in a country other than the United States, the RSU Award shall be subject to such additional or substitute terms as shall be set forth for such country in the Country Addendum attached hereto. If you relocate to one of the countries included in the Country Addendum during the life of the RSU Award, the Country Addendum, including the provisions for such country, shall apply to you and to the RSU Award, to the extent the Company determines that the application of such provisions is necessary or advisable in order to comply with Applicable Law or facilitate the administration of the Plan. In addition, the Company reserves the right to impose other requirements on the RSU Award, to the extent the Company determines it is necessary or advisable in order to comply with local laws or facilitate the administration of the Plan, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
10.
Severability. If any part of this Award Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Award Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Award Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
11.
Other Documents. You hereby acknowledge receipt of or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Prospectus. In addition, you acknowledge receipt of the Company’s Trading Policy.
12.
Questions. If you have questions regarding these or any other terms and conditions applicable to your RSU Award, including a summary of the applicable federal income tax consequences please see the Prospectus.

Notwithstanding anything to the contrary in this Award Agreement or the Plan that would otherwise result in the forfeiture of this RSU Award, upon your death or Disability, the vesting of the RSUs subject to this RSU Award shall immediately accelerate and the shares of Common Stock to be issued in settlement thereof shall be issued as promptly as reasonably practicable thereafter, subject to Section 4 and Section 5.

IONQ, Inc.
Award Agreement

(2021 Equity Incentive Plan)

Country Addendum

I.
Global Provisions Applicable to Non-U.S. Participants

Terms and Conditions

This Country Addendum includes additional terms and conditions that govern the RSU Award if you reside and/or work outside of the United States. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan and/or the Award Agreement to which this Country Addendum is attached.

If you are a citizen or resident of a country other than the one in which you are currently working and/or residing, transfer to another country after the date the RSU Award is granted, are a consultant, change employment status to a consultant position or are considered a resident of another country for local law purposes, the Company shall, in its discretion, determine the extent to which the special terms and conditions contained herein shall be applicable to you. The “Service Recipient” means any entity that engages your services including the Company and its Subsidiaries and Affiliates and third-party employers of record.

In accepting the RSU Award, you acknowledge, understand and agree to the following:

1.
Data Privacy Information and Consent. The Company is located at 4505 Campus Drive, College Park, Maryland, 20740 and grants equity awards to employees and consultants including those engaged through an employer of record (collectively, “Service Providers”) of the Company and its Parent and Affiliates, at the Company’s sole discretion. If you would like to participate in the Plan, please review the following information about the Company’s data processing practices:
1.1
Data Collection and Usage. The Company or, if different, the Service Recipient), and its Subsidiaries, Parent or Affiliates collect, process, transfer and use personal data about Plan participants that is necessary for the purpose of implementing, administering and managing the Plan. This personal data may include your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality and citizenship, job title, any shares of Common Stock or directorships held in the Company, details of all awards or other entitlements to shares of Common Stock, granted, canceled, exercised, vested, unvested or outstanding in your favor and any other personal information that could identify you (collectively, without limitation, “Data”), which the Company receives from you or the Service Recipient. If the Company offers you an award under the Plan, then the Company will collect your Data for purposes of allocating stock and implementing, administering and managing the Plan and will process such Data in accordance with the Company’s then-current data privacy policies, which are made available to you upon commencing employment and also available upon request.
1.2
Stock Plan Administration Service Providers. The Company transfers Data to the Platform as an independent stock-plan administrator, and other third parties based in the United States, which assists the Company with the implementation, administration and management of the Plan. In the future, the Company may select a different service provider and share your Data with another company that serves in a similar manner. You understand that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than your country. The Company’s service provider may open an account for you to receive shares of Common Stock. You will be asked to agree on separate terms and data processing practices with the service provider, which is a condition to your ability to participate in the Plan. You understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative, only if applicable laws and regulations entitle you to do so. You authorize the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan.
1.3
Data Retention. The Company will use your Data only as long as is necessary to implement, administer and manage your participation in the Plan or as required to comply with legal or regulatory obligations, including under tax and security laws. When the Company no longer needs your Data, the Company will remove it from its systems. If the Company keeps your Data longer, it would be to satisfy legal or regulatory obligations and the Company’s legal basis would be relevant laws or regulations. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative.
1.4
Consent; Voluntariness and Consequences of Denial or Withdrawal. Where permitted by applicable local law in the country where you reside, consent is a requirement for participation in the Plan. In such cases, by accepting this grant, you hereby agree with the data processing practices as described in this notice and grant such consent to the processing and transfer of your Data as described in this Award Agreement and as necessary for the purpose of administering the Plan. Your participation in the Plan and your grant of consent is purely voluntary. You may deny or withdraw your consent at any time; provided that if you do not consent, or if you withdraw your consent, you cannot participate in the Plan unless required by applicable law. This would not affect your salary or your career with the Company; you would merely forfeit the opportunities associated with the Plan.
1.5
Data Subject Rights. You have a number of rights under data privacy laws in your country. Depending on where you are based, your rights may include the right to (i) request access or copies of your Data the Company processes, (ii) have the Company rectify your incorrect Data and/or delete your Data, (iv) restrict processing of your Data, (v) have portability of your Data, (vi) lodge complaints with the competent tax authorities in your country and/or (vii) obtain a list with the names and addresses of any potential recipients of your Data. To receive clarification regarding your rights or to exercise your rights please contact the Company at 4505 Campus Drive, College Park, Maryland 20740, Attn: Legal Notice.
1.6
GDPR Compliance. If you reside and/or work in a member country of the European Union and/or the European Economic Area, the following provisions supplement this Section 1:
(a)
To the satisfaction and on the direction of the Committee, all operations of the Plan and the RSU Award (at the time of its grant and as necessary thereafter) shall include or be supported by appropriate agreements, notifications and arrangements in respect of Data and its use and processing under the Plan, in order to secure (a) the reasonable freedom of the Company and the Service Recipient, as appropriate, to operate the Plan and for connected purposes, and (b) compliance with the data-protection requirements applicable from time to time, including, if applicable, and without limitation, Regulation EU 2016/679 of the European Parliament and of the Council of 27 April 2016.
(b)
You have certain rights under data protection legislation as summarized below:
(i)
Right of Access. You have the right to obtain from the Company confirmation as to whether or not Data concerning you is being processed, and, where that is the case, to request access to the Data, as well as certain information on how the Company is processing such data.
(ii)
Right to Rectification. You have the right to obtain from the Company the rectification of inaccurate Data concerning you. Considering the purpose of the processing, You may also, in some cases, be entitled to supplemental information regarding incomplete Data.
(iii)
Right to Erasure (Right to be Forgotten). You may, in certain circumstances, have your Data deleted, for example if your personal information is no longer necessary in relation to the purpose for which it was collected, if you have objected to the processing of Data and the Company does not have a legitimate interest which outweighs your interest, if Data has been processed unlawfully, or if the Data must be deleted to comply with a legal obligation.
(iv)
Right to Restriction of Processing. You may require that the Company restrict the processing of your Data in certain cases, for example where the Company no longer needs your Data but you need it to determine, enforce or defend legal claims or you have objected to processing based on the Company’s legitimate interest in order to enable the Company to check if its interest overrides your interest.
(v)
Right to Data Portability. In some circumstances, you may be entitled to receive Data concerning you which you provided to the Company in a structured, commonly used and machine-readable format and you have the right to transmit those Data to another controller.
(vi)
Right to Object. You have the right to object to the processing of your Data in certain circumstances, for example where the processing is based on the Company’s legitimate interest. If so, in order to continue processing, the Company must be able to show compelling legitimate grounds that override your interests, rights and freedoms.
(c)
Your rights will in each case be subject to the restrictions set out in applicable data protection laws. Further information on these rights, and the circumstances in which they may arise in connection with the Company’s processing of your Data, can be obtained by contacting your local human resources representative. If you want to review, verify, correct or request erasure of your Data, object to the processing of your Data, or request that the Company transfer a copy of your Data to another party, please contact your local human resources representative.
(d)
The Company agrees to ensure that Data transferred outside the European Economic Area will be done pursuant to a lawful transfer mechanism (for example, European Commission approved model contract clauses).
(e)
The Company will separately provide you with information in a data privacy notice on the collection, processing and transfer of your Data, including the grounds for processing.
(f)
If you have any grievance, issue or problem in respect of the handling or processing of your Data in any way, you have the right to lodge a complaint to the national data protection agency for your country of residence. The list of national data protection authorities for each country in the European Union and their contact details are available at: https://ec.europa.eu/justice/article-29/structure/data-protection-authorities/index_en.htm.
2.
Insider Trading Restrictions/Market Abuse Laws. You acknowledge that, because the shares of Common Stock are publicly listed on a stock exchange, depending on your country, you may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, which may affect your ability to directly or indirectly, accept, acquire, sell or attempt to sell or otherwise dispose of shares of Common Stock or rights to the shares of Common Stock, or rights linked to the value of shares of Common Stock during such times as you are considered to have “inside information” regarding the Company (as defined by the laws and/or regulations in applicable jurisdictions or your country). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders placed by you before possessing the inside information. Furthermore, you may be prohibited from (i) disclosing inside information to any third party, including fellow Service Providers (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them to otherwise buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. You acknowledge that it is your responsibility to comply with any applicable restrictions, and you are advised to speak to your personal advisor on this matter.

3.
Language. You acknowledge that you are sufficiently proficient in English to understand the terms and conditions of this Award Agreement and confirm having read and understood the documents relating to the Plan, including this Award Agreement and all its terms and conditions, all of which have been provided to you exclusively in the English language (unless otherwise specified in the country-specific provisions set forth below that are applicable to you). You accept the Plan, this Award Agreement and their applicable terms and conditions and do not require their translation into any language other than English. Furthermore, if you have received this Award Agreement, or any other document related to the RSU Award and/or the Plan translated into a language other than English and the meaning of the translated version differs from that of the English version, the English version will control.

4.
Foreign Asset/Account Reporting Requirements. You acknowledge that there may be certain foreign asset and/or account reporting requirements which may affect your ability to acquire or hold shares of Common Stock acquired under the Plan or cash received from participating in the Plan in a brokerage account outside your country. You may also be required to repatriate sale proceeds or other funds received as a result of participating in the Plan to your country through a designated bank or broker within a certain time after receipt. It is your responsibility to be compliant with such regulations and you should speak with his or her personal advisor on this matter.

5.
Foreign Exchange Considerations. You acknowledge, understand and agree that neither the Company nor any Subsidiaries, the Service Recipient or Affiliates shall be liable for any foreign exchange rate fluctuation between your local currency and the U.S. dollar that may affect the value of the RSU Award, or of any amounts due to you under the Plan or as a result of vesting in the RSU Award and/or the subsequent sale of any shares of Common Stock acquired under the Plan. You understand and agree that you will bear any and all risk associated with the exchange or fluctuation of currency associated with your participation in the Plan. You understand, acknowledge and agree that you may be responsible for reporting inbound transactions or fund transfers that exceed a certain amount. You are advised to seek appropriate professional advice as to how the exchange control regulations apply to the RSU Award and your specific situation and understand that the relevant laws and regulations can change frequently and occasionally on a retroactive basis.

6.
Extraordinary Compensation. The value of the RSU Award is an extraordinary item of compensation outside the scope of your employment or service contract, if any, and is not to be considered part of your normal or expected compensation for any purpose, including but not limited to, calculating severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments. You acknowledge that the right to be granted the RSU Award and the right to vest in the RSU Award and to continue vesting or to receive further grants of RSU Awards will terminate effective as of the date upon which you receive notice of termination, regardless of when the termination is effective.

7.
Participation Ceases When Employment Ceases. Your service will be considered Terminated as of the date you are no longer actively providing services to the Company or any of its Subsidiaries, the Service Recipient or Affiliates (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are providing services or the terms of your employment or service agreement, if any), and unless otherwise expressly provided in this Award Agreement or determined by the Company, (i) your right to vest in the RSU Award, if any, will terminate as of such date and will not be extended by any notice period (e.g., your period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where you are providing services or the terms of your employment or service agreement, if any, unless you actually actively perform services during all or part of any such period); and (ii) the period (if any) during which you may vest in the RSU Award after such termination of your service will commence on the date you cease to actively provide services and will not be extended by any notice period mandated under employment laws in the jurisdiction where you are providing services or the terms of your employment or service agreement, if any; the Committee shall have the exclusive discretion to determine when you are no longer actively providing services for purposes of the RSU Award (including whether you may still be considered to be providing services while on a leave of absence).

8.
Additional Acknowledgments and Agreements. In accepting the RSU Award, you also acknowledge, understand and agree that:

•
the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

•
the grant of the RSU Award is voluntary and occasional and does not create any contractual or other right to receive future grants of RSU Awards, or benefits in lieu of RSU Awards, even if RSU Awards have been granted in the past;
•
all decisions with respect to future RSU Awards or other grants, if any, will be at the sole discretion of the Company;
•
the RSU Award and your participation in the Plan shall not create a right to employment or be interpreted as forming an employment or service contract with the Company, Service Recipient, or any Subsidiary or Affiliate and shall not interfere with the ability of the Company, the Service Recipient or any Subsidiary or Affiliate, as applicable, to terminate your services;
•
you are voluntarily participating in the Plan;
•
the RSU Award and any shares of Common Stock acquired under the Plan are not intended to replace any pension rights or compensation;
•
the future value of the shares of Common Stock underlying the RSU Award is unknown, indeterminable, and cannot be predicted with certainty;
•
no claim or entitlement to compensation or damages shall arise from forfeiture of the RSU Award resulting from the termination of your services (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment or service agreement, if any), and in consideration of the grant of the RSU Award to which you are otherwise not entitled, you irrevocably agree never to institute any claim against the Company, any of its Subsidiaries, Affiliates or the Service Recipient, waive your ability, if any, to bring any such claim, and release the Company, any of its Subsidiaries, Affiliates and the Service Recipient from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, you shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim; and
•
unless otherwise provided in the Plan or by the Company in its discretion, the RSU Award and the benefits evidenced by this Award Agreement do not create any entitlement to have the RSU Award or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of the Company.

Notifications

This Country Addendum also includes information regarding exchange controls and certain other issues of which you should be aware with respect to your participation in the Plan. The information is provided solely for your convenience and is based on the laws in effect as of June 2025. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you not rely on the information noted herein as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date by the time you vest in the RSU Award or sell any shares of Common Stock.

You are responsible for complying with all applicable tax, foreign asset reporting and/or exchange control rules that may apply in connection with participation in the Plan and/or the transfer of proceeds acquired thereunder. Prior to settlement of the RSU Award or transfer of funds from or into your country, you should consult the local bank and/or your exchange control advisor, as interpretations of the applicable regulations may vary; additionally, exchange control rules and regulations are subject to change without notice.

In addition, the information contained in this Country Addendum is general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of any particular result. Accordingly, you are advised to seek appropriate professional advice as to how the applicable laws in your country may apply to your situation.

Finally, you understand that if you are a citizen or resident of a country other than the one in which you are currently residing and/or working, transfer to another country after the Date of Grant, or are considered a resident of another country for local law purposes, the notifications contained herein may not be applicable to you in the same manner.

II.
Country-Specific Provisions Applicable to Non-U.S. Participants

Argentina

Notifications

Securities Law Information. Neither the RSU Award nor the underlying shares of Common Stock are publicly offered or listed on any stock exchange in Argentina and, as a result, have not been and will not be registered with the Argentine Securities Commission (Comisión Nacional de Valores, “CNV”).

Exchange Controls. You agree and understand that you must comply with the Argentine exchange control rules in connection with funds transferred in or out of Argentina pursuant to the RSU Award. Further, you understand and agree that any bank affecting the repatriation of proceeds received in connection with any sale of Common Stock may impose additional requirements on such transactions.

Exchange control regulations in Argentina are subject to frequent change. Prior to remitting funds into or out of Argentina, you should consult your local bank or personal legal advisor regarding any exchange control obligations you may have in connection with the RSU Award.

Austria

Notifications

Exchange Controls. If you hold shares of Common Stock acquired under the Plan outside of Austria, or keep the funds derived from the sale of such shares of Common Stock outside of Austria, you may need to submit a report to the Austrian National Bank (e.g., if the value of the shares of Common Stock held outside of Austria exceeds €30,000 quarterly reporting is required). You are strongly encouraged to consult your personal legal and tax advisors about these requirements.

Canada

This Appendix includes special terms and conditions that govern the RSU Award granted to you under the Plan and Agreement if you reside and/or work in Canada.

The information contained herein is general in nature and may not apply to your particular situation. Accordingly, you are advised to seek appropriate professional advice as to how the relevant Canadian laws may apply to your situation.

Terms and Conditions

Withholding Obligations. Section 4(c)(iii) of the Agreement shall have no application.

Data Privacy. You hereby authorize the Company and its representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. You further authorize the Company, its Affiliates and any stock plan service provider that may be selected by the Company to assist with the Plan to disclose and discuss the Plan with their respective advisors. You further authorize the Company and its Affiliates to record such information and to keep such information in your employee file.

Language Consent. The parties to the Agreement acknowledge that it is their express wish that the Agreement, as well as all documents, notices, and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Consentement relatif à la langue utilisée

Les parties reconnaissent avoir exigé que cette convention («Agreement») soit rédigée en anglais, ainsi que tous les documents, avis et procédures judiciaires, éxécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à la présente.

Continuous Service. Notwithstanding anything else in the Plan or the Agreement, your Continuous Service will be deemed to end on the date when you cease to be actively providing services to the Company or an Affiliate (or your Service Recipient, if different), regardless of whether the cessation of your employment was lawful, and shall not include any period of statutory, contractual, common law, civil law or other reasonable notice of termination of employment or any period of salary continuance or deemed employment; provided, however, that where any greater period is expressly required by applicable employment or labor standards legislation (if such legislation is applicable), your Continuous Service will be deemed to end immediately following the minimum prescribed period under that legislation. As a result, if you receive notice of termination, and the Company or its Affiliate (or your Service Recipient, if different) does not require you to continue to attend at work and/or elects to provide you with a payment in lieu of notice, your Continuous Service will end on the date you receive such notice, as opposed any later date when severance payments to you cease, unless otherwise expressly required by applicable employment or labour standards legislation (if such legislation is applicable).

Employment Matters.

The definition of “Cause” is modified such that the following supersedes the existing definition in the Plan:

“Cause” has the meaning ascribed to such term in any written agreement between a Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) the Participant’s dishonest statements or acts with respect to the Company or any Affiliate of the Company, or any current or prospective customers, suppliers, vendors or other third parties with which such entity does business; (ii) the Participant’s commission of: (A) a felony or indictable offence, or (B) any misdemeanor or summary conviction offence involving moral turpitude, deceit, dishonesty or fraud; (iii) the Participant’s failure to perform the Participant’s assigned duties and responsibilities to the reasonable satisfaction of the Company which failure continues, in the reasonable judgment of the Company, after written notice given to the Participant by the Company; (iv) the Participant’s gross negligence, willful misconduct or insubordination with respect to the Company or any affiliate of the Company; (v) the Participant’s material violation of any provision of any agreement(s) between the Participant and the Company relating to noncompetition, nonsolicitation, nondisclosure and/or assignment of inventions; or (vi) any other serious act or omission that amounts to just cause at law; provided, however, that for Employees in Ontario, “Cause” means wilful misconduct, disobedience or wilful neglect of duty that is not trivial and has not been condoned. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Board with respect to Participants who are executive officers of the Company and by the Company’s Chief Executive Officer with respect to Participants who are not executive officers of the Company. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

References to “at will” employment in the Plan are deleted.

No Fractions. No fractional shares of Common Stock shall be issued under the Agreement and no cash amount shall be payable in respect thereof.

Voluntary Participation. Participant’s participation in the Plan is voluntary.

Securities Law Information.

The following definitions in Section 14 of the Plan are modified such that the following modifications supplement the existing definitions as follows:

•
“Affiliate” - For purposes of issuances of securities under the Plan to Employees and Consultants in Canada, an Affiliate means a person (which includes a corporation) that controls the Company or is controlled by the Company or is controlled by the same person that controls the Company. For this purpose, a person (first person) is considered to control a person (second person) if the first person, directly or indirectly, has the power to direct the management and policies of the second person by virtue of ownership of or direction over voting securities in the second person (over 50%); or a written agreement or indenture; and
•
“Consultant” - For purposes of issuances of securities under the Plan to Consultants in Canada, a Consultant means a person, other than an employee, executive officer or director of the Company or an Affiliate that (a) is engaged to provide services to the Company, Parent, Subsidiary or an Affiliate, other than services provided in relation to a distribution; (b) provides the services under a written contract with the Company or an Affiliate; and (c) spends or will spend a significant amount of time and attention on the affairs and business of the Company or an Affiliate and includes (d) for an individual consultant, a corporation of which the individual consultant is an employee or shareholder, and a partnership of which the individual consultant is an employee or partner, and (e) for a consultant that is not an individual, an employee, executive officer, or director of the consultant, provided that the individual employee, executive officer, or director spends or will spend a significant amount of time and attention on the affairs and business of the Company or an Affiliate.

Participant understands that, subject to any applicable contractual restrictions, Participant is permitted to sell shares of Common Stock acquired pursuant to the Plan, provided that the Company is a “foreign issuer” that is not a public company in any jurisdiction of Canada and the sale of the shares of Common Stock acquired pursuant to the Plan takes place: (i) through an exchange, or a market, outside of Canada on the distribution date; or (ii) to a person or company outside of Canada. For purposes hereof, in addition to not being a reporting issuer in any jurisdiction of Canada, a “foreign issuer” is an issuer that: (i) is not incorporated or existing pursuant to the laws of Canada or any jurisdiction of Canada; (ii) does not have its head office in Canada; and (iii) does not have a majority of its executive officers or directors ordinarily resident in Canada. If any designated broker is appointed under the Plan, Participant shall sell such securities through the designated broker.

Foreign Asset/Account Reporting Information. Canadian residents are required to report any “foreign property” on form T1135 (Foreign Income Verification Statement) if the total cost of such property exceeds a certain threshold (CDN$100,000) at any time in the year. It is Participant’s responsibility to comply with these reporting obligations, and Participant should consult with Participant’s own personal tax advisor in this regard.

Right to acquire shares of Common Stock. Section 10(a) of the Plan shall only have application in the event applicable laws prohibit, in the reasonable opinion of the Company, any particular action or transaction contemplated in the Agreement or Plan. Furthermore, and notwithstanding any other provision of the Agreement or Plan, Participant’s RSU Award shall entitle Participant, upon fulfillment of the requisite conditions, to acquire newly issued shares of Common Stock, and may not be cash-settled (or otherwise settled) without Participant’s consent.

Egypt

Notifications

Exchange Control Information. Any transfer of funds in connection with the Plan (e.g., to repatriate proceeds from sale of Common Stock) must be via a licensed bank in Egypt.

Finland

No country-specific provisions.

France

Terms and Conditions

Nature of the Award. You understand and agree that the RSU Award is not intended to qualify for specific tax and social-security treatment applicable to awards granted under Section L. 225-177 to L. 225-186-1 of the French Commercial Code, as amended.

Notifications

Exchange Controls. Cross-border transactions with a value equal to or exceeding €10,000 that do not use a financial institution require reporting to French customs and excise authorities.

Foreign Asset Reporting. If you hold cash or shares of Common Stock outside of France or maintain a foreign bank or brokerage account (including accounts that were opened and closed during the tax year), you are required to report such assets and accounts to the French tax authorities on an annual basis on Form No. 3916, together with your income tax return, by May 15. Failure to complete this reporting can trigger significant penalties. For online filings, the deadline is extended until the beginning of June.

If you hold foreign account balances exceeding €1 million you may have additional monthly reporting obligations.

Germany

Notifications

Exchange Controls. You understand that if you remit funds in excess of €50,000 out of or into Germany, such cross-border payment must be reported monthly to the State Central Bank. In the event that you make or receive a payment in excess of this amount, you understand and agree that you are responsible for obtaining the appropriate form from a German bank and complying with applicable reporting requirements. The online filing portal can be accessed at www.bundesb ank.de.

Italy

Terms and Conditions

Acknowledgment of Nature of Award. By accepting the RSU Award, you acknowledge having received and reviewed the Plan and the Agreement, including this Country Addendum, in their entirety and fully understand and accept all provisions of the Plan and the Agreement, including this Country Addendum.

You further acknowledge having read and specifically approve the following Sections of the Agreement: Section 4 (“Withholding Obligations”), Section 5 (“Date of Issuance”),Section 10 (“Severability”), the “Vesting Schedule” and “Participant Acknowledgements” set forth in the Grant Notice, and the “Data Privacy,” “Additional Acknowledgements and Agreements,” “Extraordinary Compensation,” “Participation Ceases When Employment Ceases” and “Language” provisions set forth above in this Country Addendum.

Notifications

Exchange Control Information. You are required to report in your annual tax return any investments (including Common Stock acquired under the Plan) held outside of Italy, if the investment may give rise to income in Italy. Bank accounts held abroad exceeding in the year the value of €15,000 or the euro equivalent (e.g., bank accounts where proceeds from the sale of Shares acquired under the Plan are deposited) also shall be reported. You are exempt from the formalities if the investments are made through an authorized broker resident in Italy.

Malaysia

Notifications

Director Notification Obligation. If you are a director of a Malaysian Subsidiary, you are subject to certain notification requirements under the Malaysian Companies Act. Among these requirements is an obligation to notify the Malaysian Subsidiary in writing when you receive or dispose of an interest (e.g., this RSU Award or Shares) in the Company or any related company. Such notifications must be made within 5 days of receiving or disposing of any interest in the Company or any related company.

Insider-Trading Information. You should be aware of the Malaysian insider-trading rules, which may impact your acquisition or disposal of Shares or rights to Shares. Under the Malaysian insider-trading rules, you are prohibited from acquiring or selling Shares or rights to Shares when you are in possession of information which is not generally available and which you know or should know will have a material effect on the price of Shares once such information is generally available.

Netherlands

Notifications

Dutch Insider Trading Obligations. By accepting the RSU Award, you acknowledge that it is your responsibility to be aware of the Dutch insider trading rules, which may affect the sale of Common Stock acquired upon vesting of the RSU Award. In particular, you understand and acknowledge that (i) you have reviewed the summary of the Dutch insider trading rules below and (ii) you may be prohibited from effecting certain transactions if you have insider information regarding the Company. You acknowledge and understand that you have been advised to read the discussion carefully to determine whether the insider rules could apply to you. If you are uncertain whether the insider rules apply to you or your situation, you acknowledge that the Company recommends that you consult with a legal advisor. You acknowledge and agree that the Company cannot be held liable if you violate the Dutch insider trading rules. You acknowledge and agree that you are responsible for ensuring your own compliance with these rules.

Summary of Dutch Prohibition Against Insider Trading. Dutch securities laws prohibit insider trading. The regulations are based upon the European Market Abuse Directive and are stated in section 5:56 of the Dutch Financial Supervision Act (Wet op het financieel toezicht or Wft) and in section 2 of the Market Abuse Decree (Besluit marktmisbruik Wft). For further information, see the website of the Authority for the Financial Markets (AFM); http://www.afm.nl/~/media/Files/brochures/2012/insider-dealing.ashx.

Singapore

Terms and Conditions

Securities Law Information. The RSU Award is being made in reliance of section 273(1)(f) of the Securities and Futures Act (Cap. 289) (“SFA”) for which it is exempt from the prospectus and registration requirements under the SFA. You understand that the shares of Common Stock have not been registered with the SFA. Unless you sell the shares of Common Stock via a public exchange outside of Singapore (e.g., NASDAQ), you agree not to sell, transfer, gift, hypothecate or otherwise transfer such shares of Common Stock within Singapore within six (6) months of acquiring the shares of Common Stock, except as expressly approved by the Company in writing. The Company believes that a typical sale through a U.S. brokerage firm would not require the Company's consent under these rules.

Notifications

Notification Obligation. If you are a director1 or chief executive officer of a Singapore subsidiary of the Company, you must notify the Singapore subsidiary in writing of an interest (e.g., the RSU Award, shares of Common Stock, etc.) or change in a previously disclosed interest (and the particulars thereof) in the Singapore subsidiary or any related corporation of the Singapore subsidiary (including the Company) within two business days of (i) acquiring or disposing of such interest, or the date on which such director or chief executive officer becomes such a director or chief executive officer, whichever is later, or (ii) in the case of a change in a previously disclosed interest (e.g., sale of shares of Common Stock), after the occurrence of the event giving rise to such change. Interests held by your spouse and minor children may be deemed to be interests held by you.

Tax Considerations. If you are not a Singapore citizen and your employment in Singapore ceases (which, based on the current guidance issued by the Inland Revenue Authority of Singapore (“IRAS”) would include going on an overseas posting or planning to leave Singapore for more than three months), unless certain conditions prescribed by the Income Tax Act and/or the IRAS are met, your Service Recipient must inform the IRAS by filing the prescribed form (“Tax Clearance Form”) by the stated deadline and shall withhold all monies in your Service Recipient’s possession which are or may be payable to or for your benefit, until the expiry of 30 days after receipt by the IRAS of the Tax Clearance Form or, if earlier, receipt of clearance instructions from the IRAS.

South Korea

Notifications

Exchange Control Notification. If you receive foreign funds via wire transfer, the funds must be processed through a foreign exchange bank in Korea, and at the time that the funds are sent/received, you may need to explain the transaction to the bank and submit any requested paperwork.

Sale of Shares. Because the shares of Common Stock are publicly traded, you are required to use the services of a broker licensed in Korea when selling the shares of a non-Korean public company.

Spain

1 A director includes any person occupying the position of director of a corporation by whatever name called and includes a person in accordance with whose directions or instructions the directors or the majority of the directors of a corporation are accustomed to act and an alternate or substitute director.

Notifications

Exchange Controls. To participate in the Plan, you agree to comply with exchange control regulations in Spain. The acquisition of Shares under the Plan must be declared for statistical purposes to the Dirección General de Comercio e Inversiones (the “DGCI”). Because you will not acquire the Shares through the use of a Spanish financial institution, you must make the declaration by filing a D-6 form with the DGCI. Generally, the D-6 form must be filed each January while the Shares are owned. In addition, the sale of Shares must also be declared on D-6 form filed with the DGCI in January, unless the sale proceeds exceed the applicable threshold, in which case, the filing is due within one month after the sale.

In addition, you may be required to electronically declare to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments (including Shares acquired under the Plan), and any transactions with non-Spanish residents (including any payments of Shares made pursuant to the Plan), depending on the balances in such accounts together with the value of such instruments as of December 31 of the relevant year, or the volume of transactions with non-Spanish residents during the relevant year.

Foreign Account / Assets Reporting Information. To the extent that you hold rights or assets (e.g., cash or shares held in a bank or brokerage account) outside of Spain with a value in excess of €50,000 per type of right or asset (e.g., Shares, cash, etc.) as of December 31 each year, you are required to report information on such rights and assets on your tax return for such year. After such rights or assets are initially reported, the reporting obligation will only apply for subsequent years if the value of any previously-reported rights or assets increases by more than €20,000 or if you transfer or dispose of any previously-reported rights or assets. The reporting must be completed by March 31. Failure to comply with this reporting requirement may result in penalties. Accordingly, you should consult with your personal tax and legal advisors to ensure that you are properly complying with your reporting obligations.

Sweden

Terms and Conditions

Tax Withholding. Without limiting the Company’s and the Service Recipient’s authority to satisfy their withholding obligations (if any) for Tax-Related Items as set forth herein, in accepting the RSU Award, you authorize the Company and/or the Service Recipient to sell or withhold shares of Common Stock otherwise deliverable to you upon vesting to satisfy Tax Related Items, regardless of whether the Company and/or the Service Recipient have an obligation to withhold such Tax-Related Items.

United Arab Emirates

Notifications

Securities Laws. Participation in the Plan is being offered only to eligible individuals and is in the nature of providing equity incentives to individuals in the United Arab Emirates. The Plan and this Award Agreement are intended for distribution only to eligible individuals and must not be delivered to, or relied on by, any other person. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of the Plan or this Award Agreement, you should consult an authorized financial adviser. The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any documents in connection with the Plan. Neither the Ministry of Economy nor the Dubai Department of Economic Development have approved the Plan or this Award Agreement nor taken steps to verify the information set out therein and have no responsibility for such documents.

United Kingdom

Terms and Conditions

Tax Obligations. The following provision supplements Section 4 of the Award Agreement:

Tax-Related Items shall include Primary and to the extent legally possible secondary class 1 National Insurance Contributions. You agree that the Company, the Service recipient may calculate the Tax-Related Items to be withheld and accounted for by reference to the maximum applicable rates, without prejudice to any right you may have to recover any overpayment from relevant U.K. tax authorities. You understand and agree that if payment or withholding of any income tax liability arising in connection with your participation in the Plan is not made by you to your employer within 90 days of the event giving rise to such income tax liability or such other period specified in Section 222(1)I of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), that the amount of any uncollected income tax will constitute a loan owed by you to your employer, effective on the Due Date. You understand and agree that the loan will bear interest at the then-current official rate of His Majesty’s Revenue and Customs (“HMRC”), it will be immediately due and repayable by you, and the Company and/or the Service Recipient may recover it at any time thereafter by any of the means referred to in the Plan and/or this Award Agreement.

Notwithstanding the foregoing, you understand and agree that if you are a director or an executive officer of the Company (within the meaning of such terms for purposes of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), you will not be eligible for such a loan to cover the income tax liability. You further understand that, in the event that you are such a director or executive officer and the income tax is not collected from or paid by you by the Due Date, the amount of any uncollected income tax will constitute an additional benefit to you on which additional income tax and National Insurance Contributions (“NIC(s)”) will be payable. You understand and agree that you are responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or Service Recipient (as appropriate) for the value of any primary and (to the extent legally possible) secondary class 1 NIC due on this additional benefit which the Company or the Service Recipient may recover from you by any of the means referred to in the Plan and/or this Award Agreement.

Employer National Insurance Contribution Joint Transfer. At the discretion of the Company, the RSU Award cannot be settled until you have entered into an election with the Company or the Service Recipient (as appropriate) in a form approved by the Company and HMRC to treat any liability of the Company and/or the Service Recipient for employer’s NIC arising in respect of the granting, exercise, settlement of or other dealing in the RSU Award, or the acquisition of shares of Common Stock on the settlement of the RSU Award, as transferred to and met by you pursuant Paragraph 3B(1) of Schedule 1 of the Social Security Contributions and Benefits Act 1992.

Attachment II

2021 Equity Incentive Plan